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                                                                EXHIBIT 15





December 16, 1997


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Dear Sirs:

We are aware that the November 2, 1997 Quarterly Report on Form 10-Q of General Host Corporation which includes our report dated December 5, 1997 (issued pursuant to the provisions of Statements on Auditing Standards No. 71 and 42), is incorporated by reference in its Registration Statement No. 33-50020 on Form S-8 filed on July 27, 1992 and its Registration Statement No. 333-32845 on Form S-8 filed on August 5, 1997. We are also aware of our responsibilities under the Securities Act of 1933.


Yours very truly,

Price Waterhouse LLP
Detroit, Michigan